Exhibit 99.1

September 2020 INVESTOR PRESENTATION

2 2 Special Note Concerning Forward - Looking Statements Statements made in this document, other than those concerning historical financial information, may be considered forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward - looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward - looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the Company’s ability to control or predict, could cause actual results to differ materially from those in the Company’s forward - looking statements. These factors include, among others, the following: ( i ) the strength of the local, state, national and international economy (including the impact of the 2020 presidential election and the impact of tariffs, a U.S. withdrawal from or significant negotiation of trade agreements, trade wars and other changes in trade regulations); (ii) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics (including the COVID - 19 pandemic in the United States), or other adverse external events that could cause economic deterioration or instability in credit markets; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in accounting policies and practices, including CECL, that changed how the Company estimates credit losses; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of The London Inter - bank Offered Rate phase - out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) the loss of key executives or associates; (ix) changes in consumer spending; (x) unexpected results of current and/or future acquisitions, which may include failure to realize the anticipated benefits of the acquisition and the possibility that the transaction costs may be greater than anticipated; (xi) unexpected outcomes of existing or new litigation involving the Company; and (xii) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards. These risks and uncertainties should be considered in evaluating forward - looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect its financial results, is included in the Company’s filings with the Securities and Exchange Commission.

3 3 Non - GAAP Financial Measures This document contains financial information determined other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non - GAAP” measures in its analysis of the Company’s performance. Management also believes that these non - GAAP financial measures allow for better comparability of period to period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition, and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non - GAAP performance measures that may be presented by other companies. A reconciliation of the non - GAAP measures used in this document to the most directly comparable GAAP measures is provided beginning on page 32 of this document. For more details on the Company’s non - GAAP measures, refer to the Company’s Annual Report on Form 10 - K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10 - Q for the quarter ended June 30, 2020.

4 4 Table of Contents Overview of First Busey Corporation (BUSE) 5 Diversified Business Model 6 Geographical Footprint 7 Management Team 8 Investment Highlights 9 Protecting a Strong Balance Sheet 10 Robust Capital Foundation 11 High Quality Loan Portfolio 12 Update on COVID - Related Deferral & Modification Trends 18 Participating in the CARES Act Paycheck Protection Program 20 Entering Credit Cycle from Position of Strength 21 Current Expected Credit Loss (CECL) Model 22 Adoption of CECL Fortifies Loan Loss Reserves 23 Ample Sources of Liquidity 24 Quarterly Earnings Review 25 Core Earnings Power 26 Net Interest Margin 27 Diversified and Significant Sources of Fee Income 28 Resilient Wealth Management Platform 29 Focused Control on Expenses 30 Appendix: Non - GAAP Financial Measures 31

Overview of First Busey Corporation (BUSE)

Company Overview

- 150+ year old bank headquartered in Champaign, IL
- Full service community bank serving Illinois, St. Louis, Indianapolis, and Southwest Florida markets
- Diversified lending portfolio across real estate, commercial, and retail products
- Named among Forbes' 2019 Best-In-State Banks—one of five in Illinois
- Numerous, repeat "Best Places to Work" awards in all states in which it operates
- First Busey's vision is focused around 4 pillars:
  1. Associates
  2. Customers
  3. Communities
  4. Shareholders
- First Busey works to preserve the Busey legacy – a legacy of customer service, associate excellence, community involvement and expanding shareholder value

Branch Map



Sarasota
FLORIDA
Sebring
Port Charlotte
Cape Coral
Dixon
Sea of Evanescence
Chicago
Joliet
Gary
La Porte
South Bend
Goshen
Valparaiso
Ottawa
Kankakee
Warsaw
Peoria
Pontiac
Logansport
Macomb
ILLINOIS
Bloomington
Lafayette
Kokomo
Keokuk
Pekin
Kirksville
Lincoln
Urbana
Danville
Anderson
Quincy
Rushville
Crawfordsville
Indianapolis
Macon
Springfield
Jacksonville
Paris
Charleston
Terre Haute
INDIANA
Effingham
Robinson
Columbia
Vandalia
Bedford
Jefferson City
Olney
Vincennes
Salem
Jasper

Primary Business Segments

Commercial Banking

BuseyBANK

- Illinois state chartered bank, organized in 1868
- Bank offers full suite of diversified financial products and services for consumers and businesses
- 80 branch locations, serving four state footprint

Wealth Management

Busey WEALTH MANAGEMENT

- Provides premier wealth and asset management services for individuals and businesses
- $9.02bn Assets Under Care

Retail Payment Processing

firstech

- Provides comprehensive and innovative payment processing capabilities
- Solutions tailored for online, mobile, walk-in, CSR, direct debit, lockbox, auto phone pay, VerID
- 27 million transactions per year

Financial Highlights

$ in millions	2018	2019	6/30/20
Total Assets	$7,702	$9,696	$10,836
Total Loans (Exc. HFS)	5,568	6,687	7,229
Total Deposits	6,249	7,902	8,910
Total Equity	995	1,220	1,236
NPA/Assets	0.48%	0.34%	0.27%
NIM	3.45%	3.38%	3.11%
Core PPNR ROAA[1]	1.86%	1.76%	1.70%
Core ROAA[1]	1.34%	1.25%	0.84%
Core ROATCE[1]	15.9%	14.5%	9.8%

(1) Non-GAAP calculation, see Appendix

5

6 6 Online Banking Credit and Debit Cards Checking Services Consumer Loans Commercial Lending Business Saving Services Personal Business Mortgage Banking Mobile Banking Diversified Business Model Investment Services Investment Management Financial Goals Private Client Business Planning Business Checking Services Merchant Services Solutions Custom Consulting Lockbox Processing Payment Concentrator Processing Verid Walk - In Payments Online Bill Payments Mobile Payments Direct Debit Business Solutions Payment Solutions Investment Advisory Banking the intersection of commercial and wealth

7 7 Attractive Geographic Footprint Four Distinct Operating Regions provide for attractive mix of customers and demographic opportunities Northern Gateway Central Florida Banking Centers: 10 Deposits: $857MM Median HHI: $74,285 Banking Centers: 29 Deposits: $2.6B 2020 Pop.: 2.8 Million Banking Centers: 36 Deposits: $4.0B DMS Rank: Top 5 in 7 out of 8 IL Markets Banking Centers: 5 Deposits: $289MM 2020 - 25 Pop. Growth: 6.6% versus U.S. avg. 3.3% Source: S&P Global Market Intelligence, US Census Claritas Previously announced branch consolidation when completed in 4Q20 will reduce branch count by 2 in the Northern region, by 5 i n t he Gateway region, by 4 in the Central region and by 1 in the Florida region

8 8 Experienced Management Team Van A. Dukeman President & Chief Executive Officer, First Busey Corporation Robin N. Elliott President & CEO, Busey Bank Jeffrey D. Jones EVP & CFO Robert F. Plecki, Jr. EVP, Chief Credit Officer John J. Powers EVP & General Counsel Monica L. Bowe EVP & Chief Risk Officer Has served as President & CEO of First Busey since 2007. Dukeman was President & CEO of Main Street Trust from 1998 until its merger with First Busey in 2007. In addition to his current role as President & CEO, he will become Chairman of the Holding Company Board effective July 22 Mr. Dukeman’s 40 years of diverse financial services experience and extensive board involvement throughout his career brings a conservative operating philosophy and a management style that focus on Busey’s customers, associates, communities and shareholders. Joined Busey in 2006 and led various finance functions prior to serving as CFO/COO and now Bank President/CEO. Mr. Elliott has played instrumental roles in executing various strategic and growth initiatives. Before joining Busey, Mr. Elliott worked for various national public accounting firms, including Ernst & Young. Joined August, 2019, bringing his nearly 20 years of investment banking and financial services experience to Busey. Mr. Jones previously served as Managing Director and Co - Head of Financial Institutions at Stephens Inc. Mr. Jones began his career in the Banking Supervision and Regulation division of the Federal Reserve. Joined Busey in 1984 and has served as Chief Credit Officer of First Busey since March 2010. Mr. Plecki previously served as President & CEO of Busey Wealth Management, COO, and EVP of the Florida and Champaign market. Prior to the 2007 merger with First Busey , Bob served in various management roles at Main Street Trust. Highly experienced board with nearly 150 years of combined director experience Management aligned with shareholders (insider ownership of 8.3%) Amy L. Randolph EVP, Chief of Staff & EVP of Pillar Relations

9 9 Investment Highlights • Established in 1868 , with more than 150 years of commitment to local communities and businesses • Operating with 80 branches across four states: Illinois , Missouri, Indiana, and Florida • Experienced and proven management team • Attractive and diverse business strategy with premier commercial bank, wealth management, and payment processing solutions for individuals and businesses Attractive Franchise Sound Growth Strategy Strong Core Deposits Strong Capital and Liquidity Position High Quality Loan Portfolio Diversified Revenue Conservative and Stable Risk Culture • Continue expansion in key geographic footprint and expand product and service offerings into newly acquired networks • Grow organically, with community and relationship focused strategies to grow loans and deposits • Continue to grow through disciplined and focused M&A; proven successful acquirer • Core ROAA 1.25% in 2019; 0.84% thru 6/30/20 YTD including the impact of CECL and COVID (1) • Attractive core deposit to total deposit ratio (96%) (2) • Low cost of total deposits (36 bps) and cost of non - time deposits (12 bps) in Q2 2020 • Strengths in commercial & industrial lending, commercial real estate lending, and residential real estate • Significant revenue derived from fee income sources (wealth management and retail payment processing) • 29% noninterest income/operating revenue (LTM) • Highly diversified loan portfolio without material loan concentrations • Strong asset quality and continued firm - wide commitment to upholding high standards of credit quality • Sound enterprise risk management and corporate governance • NPL/Loans of 0.39% and Reserves/NPLs of 378% (excludes PPP loans; as of 6/30/20) • GAAP and regulatory capital levels in excess of well - capitalized requirements • Remains strongly core deposit funded, with a low loan - to - deposit ratio • High quality, short duration securities portfolio and asset sensitive balance sheet (1) Non - GAAP calculation, see Appendix; (2) Core Deposits include non - brokered transaction accounts, money market deposit accoun ts, and time deposits of $250,000 or less

Protecting a Strong Balance Sheet

Robust Capital Foundation

- Capital ratios significantly in excess of well-capitalized minimums
- Regulatory capital relief on CECL implementation and PPP loans
- TCE/TA ratio of 8.43% at 6/30/20
- Total RBC of 16.23% at 6/30/20 ($125mm sub-debt raise in 2Q20)
- Suspended share repurchase program on March 16, 2020
- TBV per share of $15.92 at 6/30/20, up 6.5% year-over-year

Resilient Loan Portfolio

- Diversified portfolio, conservatively underwritten with low levels of concentration
- NPAs/Assets: 0.27% Classified Assets/Capital: 10.5%
- Following adoption of CECL → ACL/Loans: 1.48%(1) ACL/NPLs: 378%
- 100 / 300 Test: 42% C&D 229% CRE

Strong Core Deposit Franchise & Ample Liquidity

- Robust bank-level liquidity
  - 81.1% loan-to-deposit ratio
  - 96.5% core deposits (2)
- Borrowings accounted for less than 4% of total funding at 6/30/20
- $2.8 billion in cash & securities (62% of securities portfolio unpledged)
- Substantial sources of off-balance sheet contingent funding ($3.4 billion, excluding PPPLF)
- Bolstered FBC liquidity with upstream dividend from bank in 1Q20 and sub-debt raise in 2Q20

(1) Excludes amortized cost of PPP loans from calculated loan balance
(2) Core Deposits include non-brokered transaction accounts, money market deposit accounts, and time deposits of $250,000 or less
Note: Financial metrics as of June 30, 2020, unless otherwise noted

10

11 11 Robust Capital Foundation Tangible Common Equity Ratio (1) Leverage Ratio Total Capital Ratio Consolidated Capital as of 6/30/2020* (1) Non - GAAP calculation, see Appendix ($ in millions) $638 $703 $865 $864 $884 8.4% 9.5% 9.3% 9.2% 8.4% 2017 Q4 2018 Q4 2019 Q4 2020 Q1 2020 Q2 TCE TCE Ratio $ in millions $ in millions $592 $603 $739 $756 $739 $246 $291 $298 $291 $461 14.2% 14.8% 14.0% 13.9% 16.2% 10% 2017 Q4 2018 Q4 2019 Q4 2020 Q1 2020 Q2 Well Cap Min Excess over Min Total Capital Ratio Min Ratio $ in millions $718 $784 $922 $922 $941 9.8% 10.4% 9.9% 9.9% 9.4% 4% 2017 Q4 2018 Q4 2019 Q4 2020 Q1 2020 Q2 Tier 1 Capital Leverage Ratio Min Ratio $ in millions *2Q20 Capital Ratios are preliminary estimates $ in millions Current Ratio 16.2% 12.7% 11.7% Minimum Well Capitalized Ratio 10.0% 8.0% 6.5% Amount of Capital 1,200 941 867 Well Capitalized Minimum 739 591 480 Excess Amount over Well-Capitalized Min 461 350 387 Total Capital Ratio Tier 1 Capital Ratio Common Equity Tier 1 Ratio

12 12 High Quality Loan Portfolio Loan Portfolio Composition as of 6/30/2020 Loan Geographic Segmentation Funded Draws & Line Utilization Rate (1) (1) Excludes Credit Card and Overdraft Protection $ in millions MRQ Yield on Loans (ex-PPP) = 4.02% Loan Portfolio (ex-PPP) = $6.5 billion MRQ Yield on Loans = 3.94% Total Loan Portfolio = $7.2 billion Commercial & Industrial 33% Owner Occupied CRE 13% Non - Owner Occupied CRE 27% Construction & Development 6% 1 - 4 Family Residential 16% HELOCs 5% Other 0%

High Quality Loan Portfolio: C&I

C&I Portfolio Overview

- 25% of total loan portfolio (ex-PPP loans)
- Diversified portfolio results in low levels of concentrated exposure
  - Top concentration in one industry (manufacturing) is 15%, or 4% of total loans
- Only 3% of loans are classified
- No material exposure to oil & gas
- Decline in C&I loans outstanding Q1 to Q2 largely driven by decreased line utilization

Total C&I Loans (1)



$ in millions
$1,668
$1,680
$1,748
$1,767
$1,629
2019 Q2
2019 Q3
2019 Q4
2020 Q1
2020 Q2

(1) (ex-PPP) loan totals include purchase accounting, FASB, overdrafts, etc.

C&I Loans by Sector (ex-PPP)

$ in thousands

NAICS Sector	6/30/20 Balances (ex-PPP)	% of Total Loans (ex-PPP)	6/30/20 Classified Loans
Manufacturing	$253,343	3.9%	$15,794
Finance and Insurance	$188,816	2.9%	$0
Educational Services	$156,255	2.4%	$3,352
Wholesale Trade	$145,790	2.2%	$918
Real Estate Rental & Leasing	$145,763	2.2%	$1,243
Health Care and Social Assistance	$132,200	2.0%	$3,159
Construction	$120,176	1.9%	$2,765
Agriculture, Forestry, Fishing and Hunting	$116,578	1.8%	$2,381
Retail Trade	$80,523	1.2%	$2,063
Public Administration	$71,951	1.1%	$0
Transportation and Warehousing	$40,679	0.6%	$3,136
Professional, Scientific, & Technical Services	$38,626	0.6%	$6,669
Food Services and Drinking Places	$37,027	0.6%	$768
Other Services (except Public Administration	$29,372	0.5%	$86
Admin, Support & Waste Mgt Services	$25,099	0.4%	$3,971
Accommodation	$20,077	0.3%	$0
Arts, Entertainment, and Recreation	$9,825	0.2%	$2,109
Information	$8,810	0.1%	$0
Management of Companies and Enterprises	$7,019	0.1%	$0
Mining, Quarrying, & Oil and Gas Extraction	$1,754	0.0%	$0
Utilities	$200	0.0%	$0
Grand Total	$1,629,883	25.1%	$48,414

13

Loan Portfolio: Low Levels of Concentrated Exposure

$ in thousands

Manufacturing Loans

Subsector	6/30/20 Balances (ex-PPP)	% of Total Loans (ex-PPP)	9/11/20 Active Deferral Balances	6/30/20 Classified Balances	% of Category Classified	6/30/20 PPP Balances
Machinery	$58,660	0.9%	$0	$235	0.4%	$13,492
Transportation Equipment	$52,920	0.8%	$0	$4,054	7.7%	$2,301
Food	$42,381	0.7%	$33	$1,393	3.3%	$11,013
Miscellaneous	$17,497	0.3%	$4,233	$0	0.0%	$7,674
Fabricated Metal Product	$16,803	0.3%	$0	$114	0.7%	$8,148
Chemical	$14,072	0.2%	$0	$0	0.0%	$2,186
Primary Metal	$10,195	0.2%	$7,035	$0	0.0%	$4,173
Printing and Related Support Activities	$9,712	0.1%	$2,275	$0	0.0%	$4,977
Textile Product Mills	$6,919	0.1%	$0	$3,707	53.6%	$6,384
Electrical Equipment, Appliance, and Component	$5,961	0.1%	$0	$0	0.0%	$3,357
Beverage and Tobacco Product	$4,722	0.1%	$180	$3,175	67.2%	$1,769
Plastics and Rubber Products	$4,517	0.1%	$0	$240	5.3%	$1,344
Computer and Electronic Product	$3,713	0.1%	$0	$2,823	76.0%	$2,992
Nonmetallic Mineral Product	$2,325	0.0%	$0	$0	0.0%	$968
Furniture and Related Product	$1,385	0.0%	$0	$53	3.8%	$723
Paper	$638	0.0%	$0	$0	0.0%	$1,373
Wood Product	$611	0.0%	$0	$0	0.0%	$1,882
Apparel	$268	0.0%	$0	$0	0.0%	$519
Leather and Allied Product	$30	0.0%	$0	$0	0.0%	$71
Textile Mills	$14	0.0%	$0	$0	0.0%	$0
Petroleum and Coal Products	$0	0.0%	$0	$0	0.0%	$349
Grand Total	$253,343	3.9%	$13,756	$15,794	6.2%	$75,694

Total Manufacturing Loans: $253 Million or 3.9% of Loan Portfolio (ex-PPP loans)

6.2% Classified Loans

Diversified exposure across 20 industry subsectors results in no single level of high concentration

No subsector accounts for more than 1% of the total portfolio

14

High Quality Loan Portfolio: CRE

$ in thousands

Owner Occupied CRE Loans by Industry

Property Type	6/30/20 Balances (ex-PPP)	% of Total Loans (ex-PPP)	6/30/20 Classified Loan Balances
Industrial/Warehouse	$293,428	4.5%	$10,982
Specialty CRE	$247,103	3.8%	$8,824
Office CRE	$189,851	2.9%	$1,083
Retail CRE	$78,069	1.2%	$1,937
Restaurant CRE	$66,379	1.0%	$5,503
Nursing Homes	$2,126	0.0%	$0
Hotel	$1,399	0.0%	$0
Apartments	$772	0.0%	$0
Student Housing	$114	0.0%	$0
Senior Housing	$0	0.0%	$0
Other CRE	$43,149	0.7%	$656
Grand Total	$922,390	14.2%	$28,984

Multifamily - Apartments & Student Housing by State



Other
7%
Missouri
14%
Florida
3%
Indiana
22%
Illinois
54%

- 62.1% Weighted Avg. LTV
- $67,678M as of 9/11/20 in Active Deferral
- 58.7% are long-term Busey customers (4+ yrs)
- 0.2% Classified Loans in Segment

Investor Owned CRE Loans by Industry [1]

Property Type	6/30/20 Balances (ex-PPP)	% of Total Loans (ex-PPP)	6/30/20 Classified Loan Balances
Retail CRE	$453,200	7.0%	$823
Apartments	$437,150	6.7%	$1,267
Student Housing	$308,714	4.8%	$0
Office CRE	$272,175	4.2%	$2,552
Industrial/Warehouse	$239,421	3.7%	$11
Hotel	$164,796	2.5%	$1,879
Senior Housing	$122,114	1.9%	$0
Land Acquisition & Dev.	$85,960	1.3%	$2,634
Specialty CRE	$81,424	1.3%	$60
Nursing Homes	$68,304	1.1%	$5,672
Restaurant CRE	$35,875	0.6%	$1,952
Continuing Care Facilities	$14,685	0.2%	$0
1-4 Family	$13,155	0.2%	$308
Other CRE	$47,951	0.7%	$292
Grand Total	$2,344,924	36.2%	$17,450

(1) Investor owned CRE includes C&D, Multi-family and non-owner occupied CRE

CRE Portfolio Overview

- 50% of total loan portfolio
- 28% of CRE loans are owner-occupied
- Only 1.4% of CRE loans are classified
- Low Levels of Concentrated Exposure
  - Industrial/Warehouse top concentration at 16% of total CRE portfolio

15

16 16 Loan Portfolio: Low Levels of Concentrated Exposure Total Retail Loans: $612 million or 9.4% of Lo an Portfolio Total Traveler Accommodation Loans: $186 Million or 2.9 % of Loan Portfolio $ in thousands Subsector 6/30/20 Balances (ex-PPP) % of Total Loans (ex-PPP) 9/11/20 Active Deferral Balances Weighted Avg LTV % of Classified Loans in Segment 6/30/20 PPP Balances Hotel - Full Service Large Chain $61,245 0.9% $24,312 61.5% 3.1% $0 Hotel - Limited Service Large Chain $55,501 0.9% $11,288 60.8% 0.0% $0 Hotel - Full Service Boutique $38,072 0.6% $0 61.9% 0.0% $0 Hotel Operations (C&I) $20,015 0.3% $0 0.0% $4,971 Hotel - Limited Service Boutique $10,310 0.2% $8,755 53.7% 0.0% $0 Motel CRE $700 0.0% $0 37.7% 0.0% $0 Mixed Use CRE - Hotel/Motel $368 0.0% $368 42.3% 0.0% $0 RV Parks & Campgrounds (C&I) $62 0.0% $0 0.0% $47 Grand Total $186,272 2.9% $44,723 60.8% 1.0% $5,018 Traveler Accommodation Loans Hotel - Boutique 26% Hotel Ops. (C&I) 11% Hotel - Large Chain 63% Other 0% Retail Type 6/30/20 Balances (ex-PPP) % of Total Loans (ex-PPP) 9/11/20 Active Deferral Balances Weighted Avg LTV % of Classified Loans in Segment 6/30/20 PPP Balances Strip Center $255,201 3.9% $57,207 66.7% 0.1% $0 Single Tenant $96,372 1.5% $13,126 54.8% 2.0% $0 Retail Trade (C&I) $80,523 1.2% $1,860 2.6% $47,627 Mixed Use - Retail $73,263 1.1% $19,084 63.0% 0.7% $0 Shopping Center $58,357 0.9% $24,042 47.4% 0.0% $0 Community Retail Center $48,076 0.7% $10,374 53.5% 0.0% $0 Grand Total $611,793 9.4% $125,693 60.5% 0.8% $47,627 Retail Trade & Retail CRE Loans Strip Center 42% Single Tenant 16% Retail Trade (C&I) 13% Mixed Use - Retail 12% Shopping Center 9% Community Retail Center 8%

Loan Portfolio: Low Levels of Concentrated Exposure

$ in thousands

Food Services Loans


Full Serv Restaurant Ops 16%
Other 1%
Limited-Serv Restaurant Ops 10%
Full Serv Restaurant CRE 49%
Limited-Serv Restaurant CRE 24%

Food Services Type	6/30/20 Balances (ex-PPP)	% of Total Loans (ex-PPP)	9/11/20 Active Deferral Balances	Weighted Avg LTV	% of Classified Loans in Segment	6/30/20 PPP Balances
Full-Service Restaurant CRE	$69,189	1.1%	$21,541	60.8%	10.8%	$0
Limited-Service Restaurant CRE	$33,065	0.5%	$5,565	72.0%	0.0%	$0
Limited-Service Restaurant Operations	$22,221	0.3%	$10,661		0.0%	$9,239
Full-Service Restaurant Operations	$13,704	0.2%	$3,865		5.5%	$25,260
Drinking Place Operations	$777	0.0%	$0		0.0%	$1,668
Snack and Nonalcoholic Beverage Bars	$146	0.0%	$0		0.0%	$464
Caterer Operations	$98	0.0%	$0		0.0%	$517
Mobile Food Services	$64	0.0%	$0		0.0%	$22
Grand Total	$139,262	2.1%	$41,632	64.4%	5.9%	$37,170

Total Food Services Loans: $139 Million or 2.1% of Loan Portfolio

Agriculture Loans


Other 1%
Indiana 7%
Illinois 92%

Geographic Location by State	6/30/20 Balances (ex-PPP)	% of Total Loans (ex-PPP)	9/11/20 Active Deferral Balances	Weighted Avg LTV	% of Classified Loans in Segment	% of L-Term Customers (4+ Years)
Illinois	$88,580	1.4%	$131	42.9%	1.0%	84.8%
Indiana	$2,283	0.0%	$0	46.1%	0.0%	100.0%
Other State	$760	0.0%	$0	37.0%	0.0%	100.0%
Missouri	$479	0.0%	$0	43.9%	0.0%	50.0%
Total Farmland	$92,102	1.4%	$131	42.9%	1.0%	85.0%
Illinois	$39,959	0.6%	$0		3.7%	91.8%
Indiana	$6,823	0.1%	$0		0.0%	100.0%
Total Farm Operating Line	$46,782	0.7%	$0		3.2%	91.8%
Grand Total	$138,884	2.1%	$131		1.7%	87.1%

Total Agriculture Loans: $139 Million or 2.1% of Loan Portfolio

17

18 18 Update on COVID – Related Deferral & Modification Trends Commercial and Small Business Clients ▪ Busey is offering several options to Busey’s qualifying business customers to help them through this period of economic disru pti on. Various six - month modification programs with opt - ins from the customer in 90 - day intervals are available, including a 90 - day deferral of principal & interest or interest only payment options Commercial Payment Relief Program 9/11/20 # of Loans 9/11/20 $ Net Balances % of All Deferral Balances % of Total Net 6/30/20 # of Loans 6/30/20 $ Net Balances % of Total Net Total Commercial Loans: 8,047 $5,009,859 8,305 $5,096,211 All Loans that took a deferral: Full Payment Deferrals 762 $814,260 769 $822,595 Interest-Only Deferrals 366 $349,404 355 $355,981 Total Loans that took a Deferral Option 1,128 $1,163,664 23.23% 1,124 $1,178,577 23.13% Loans that opted into a deferral extension: 90-Day Full Pmt Deferrals that opted into 180-Days 268 $367,287 45.11% 90-Day I/O Deferrals that opted into 180-Days 53 $80,819 23.13% Total Loans that opted into a deferral extension 321 $448,106 38.51% 8.94% Loans currently in the Payment Relief Program: Active Full Pmt Deferrals 247 $335,297 Active I/O Deferrals 64 $105,482 A Total Active Deferral Loans 311 $440,778 37.88% 8.80% Loans eligible for a deferral extension: Active 90-Day Full Pmt Deferrals 12 $12,867 Active 90-Day I/O Deferrals 15 $9,057 Total Active 90-Day Deferrals 27 $21,924 Expired 90-Day Full Pmt Deferrals, regular pmt not yet received 8 $22,987 Expired 90-Day I/O Deferrals, regular pmt not yet received 23 $26,764 B Total Expired 90-Day Deferrals, regular pmt not yet received 31 $49,751 Total Loans eligible for a deferral extension 85 $71,674 6.16% 1.43% C Expired 180-Day Payment Relief, regular pmt not yet received 30 $66,527 5.72% 1.33% D Exited Payment Relief Program 756 $606,607 52.13% 12.11% Loans currently in the Payment Relief Program (A) 311 $440,778 Loans no longer in deferral (B + C + D) 817 $722,886 1,128 $1,163,664

Update on COVID –Related Deferral & Modification Trends Personal Loan and Mortgage Customers Retail Payment Relief Program Mortgage & Retail portfolio loans (1) # of Loans 9/10/20 $ Balances Total Portfolio Loans 21,829 $1,228,666 All Loans that took a deferral (A + B) 968 $132,195 4/1/20 $ Balances A Deferred Loans that Paid Off 55 $7,426 % of Total 9/10/20 $ Balances % of Total B Current loans outstanding that received deferral 913 $124,769 Loans currently in the Payment Relief Program 632 2.9% $95,620 7.8% Exited Payment Relief Program 281 1.3% $29,149 2.4% (1) Table above does not include loans serviced by third parties. As of August 31, 2020, there were $110.8 million of total outstanding balance in such loans, of which $5.7 million had received a deferral with only $0.3 million remaining under active deferral.

Participating in the CARES Act Paycheck Protection Program

Small Business Applications & Loan Funding

- As part of the CARES Act, Congress appropriated approximately $349 billion for the creation of the Paycheck Protection Program (PPP) as well as approving on April 24, 2020 an additional $310 billion for the PPP. This program provides payroll assistance for the nation's nearly 30 million small businesses - and select nonprofits - in the form of 100% guaranteed loans from the U.S. Small Business Administration (SBA)
- Busey was a bridge for this program and actively helped their customers sign up for this important financial resource.

Summary Impact

- $746 million PPP loans outstanding as of 6/30/2020
- 4,445 total loans processed
- Over 85,000 jobs impacted
- Generated fees of over $25 million
  - Recognized $3.7 million fees during Q2 2020
  - $21.4 million deferred fees remaining as of 6/30/2020

$ in thousands

Industry	Booked PPP Balances	# of PPP Loans	Average Loan Size	% of Total PPP Loans
Construction	$139,996	488	$287	18.8%
Health Care and Social Assistance	$103,344	511	$202	13.8%
Manufacturing	$75,694	274	$276	10.1%
Professional, Scientific, and Technical Services	$74,252	501	$148	9.9%
Wholesale Trade	$51,219	180	$285	6.9%
Retail Trade	$47,627	345	$138	6.4%
Other Services (except Public Administration)	$46,939	525	$89	6.3%
Real Estate Rental & Leasing	$38,982	324	$120	5.2%
Food Services and Drinking Places	$37,598	329	$114	5.0%
Transportation and Warehousing	$27,865	122	$228	3.7%
Admin, Support & Waste Mgt Services	$26,773	183	$146	3.6%
Finance and Insurance	$23,635	221	$107	3.2%
Educational Services	$13,098	67	$195	1.8%
Arts, Entertainment, and Recreation	$9,085	142	$64	1.2%
Information	$6,825	29	$235	0.9%
Accommodation	$5,056	33	$153	0.7%
Public Administration	$3,726	10	$373	0.5%
Mining, Quarrying, and Oil and Gas Extraction	$2,537	8	$317	0.3%
Agriculture, Forestry, Fishing and Hunting	$2,408	87	$28	0.3%
Management of Companies and Enterprises	$725	6	$121	0.1%
Utilities	$104	3	$35	0.0%
Other	$8,942	57	$157	1.2%
Grand Total	$746,431	4,445	$168	100.0%

20

21 21 Entering Credit Cycle from Position of Strength NPAs / Assets Classifieds / Capital (1) NCOs / Average Loans (2) $ in millions Overview ▪ C onservative underwriting and strong asset quality allow t he Company to enter the economic downturn well - prepared ▪ Non - performing a ssets have decreased over time while total assets have increased significantly ▪ Strong reserve levels as provisioning under CECL reflects deteriorating economic conditions and expectations for credit stress to emerge in future periods ▪ Actively working with clients’ deferral requests 7,861 7,702 9,696 10,836 0.36% 0.48% 0.34% 0.27% 2017 Q4 2018 Q4 2019 Q4 2020 Q2 Assets %NPAs/Assets $ in millions $ in millions (1) Capital calculated as Busey Bank Tier 1 Capital + Allowance for loan losses (2) 6/30/2020 NCOs/Average Loans is annualized (quarterly NCO ratio is 0.02%)

22 22 Current Expected Credit Loss (CECL) Model ▪ On January 1, 2020, the Company adopted ASU 2016 - 13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” commonly referenced as the CECL model. Upon adoption of CECL, we recognized: - $16.8 million increase in our allowance for credit losses, substantially attributable to the remaining loan fair value marks on prior acquisitions - $5.5 million increase in our reserve for unfunded commitments (carried in other liabilities) - Total Day 1 increase of 41.54% over 12/31/19 reserve balance - These one - time increases, net of tax, were $15.9 million and recorded as an adjustment to beginning retained earnings ▪ During the first quarter of 2020, the Company recorded provision for credit losses of $17.2 million and provision for unfunded commitments of $1.0 million primarily as a result of economic factors around COVID - 19 ▪ During the second quarter of 2020, the Company recorded provision for credit losses of $12.9 million and provision for unfunded commitments of $0.6 million - While our portfolio has not yet demonstrated material indications of weakness, provisioning under CECL reflects deteriorating economic conditions and expectations for credit stress to emerge in future periods - June 30, 2020 increase of 91.86% over 12/31/19 reserve balance and 13.45% over Q1 2020 - Ongoing impacts of the CECL methodology will be dependent upon changes in economic conditions and forecasts, originated and acquired loan portfolio composition, credit performance trends, portfolio duration, and other factors ▪ Increase in allowance for credit losses moves allowance for credit losses as a percentage of portfolio loans to 1.48% at June 30, 2020 (excludes PPP loans) and allowance for credit losses as a percentage of non - performing loans to 378.43%

23 23 Adoption of CECL Fortifies Loan Loss Reserves Allowance / Loans (ex - PPP) Allowance / NPAs Allowance / NPLs Provision Coverage / Net Charge - offs (1) 4Q17 provision expense was $5.303 million and net recoveries were $0.484 million 0.6x 1.4x 6.5x FY 2017 FY 2018 FY 2019 YTD 2020 Provision Multiple N/A (1) $5,520 $5,568 $6,687 $6,500 0.97% 0.91% 0.80% 1.48% 2017 Q4 2018 Q4 2019 Q4 2020 Q2 Ex-PPP Loans (EOM) Ex-PPP Allowance/Loans $ in millions $27,365 $36,598 $29,507 $25,380 196% 138% 182% 378% 2017 Q4 2018 Q4 2019 Q4 2020 Q2 NPLs Allowance/NPLs $ in thousands ($ in millions) $28,648 $36,974 $32,564 $29,135 187% 137% 165% 330% 2017 Q4 2018 Q4 2019 Q4 2020 Q2 NPAs Allowance/NPAs $ in thousands

24 24 Ample Sources of Liquidity Total Deposits & Loan to Deposit Ratio $6,126 $6,249 $7,902 $7,973 $8,910 90.8% 88.7% 84.8% 84.6% 81.1% 2017 Q4 2018 Q4 2019 Q4 2020 Q1 2020 Q2 Total Deposits Loan to Deposit Ratio $ in millions ($ in millions) Core Deposits (1) / Total Deposits $5,600 $5,705 $7,587 $7,624 $8,595 91.4% 91.3% 96.0% 95.6% 96.5% 2017 Q4 2018 Q4 2019 Q4 2020 Q1 2020 Q2 Core Deposits Core/Total Deposits $ in millions Cost of Deposits = 0.36% Deposit Composition as of 6/30/20 Non - Int DDA 29% Int DDA 24% Savings & MMDA 30% CD < 250k 13% CD > 250k 4% $ in millions Unpledged Securities $1,062 Available FHLB $1,561 FRB Discount $474 Fed Funds Lines $467 Brokered Availability (10% deposits) $873 PPPLF Availability $746 Total $5,183 Contingency Liquidity as of 6/30/20 $ in millions

25 25 • Net Interest Income increased from $69.4 million in Q1 to $70.8 million in Q2 • Net Interest Margin decreased 17 bps vs Q1 from 3.20% to 3.03% • NIM impacted by late Q1 Fed rate actions, PPP loan funding and corresponding deposit retention as well as $125mm sub - debt issuance on June 1, 2020 • Core NIM ex - accretion income declined 14 bps from 3.07% to 2.93% • 41 bps decline in asset yields offset by 26 bps improvement in funding costs • Accretion income accounted for 10 bps of NIM, down from 13bps in Q1 Non Interest Expense • Non - interest income of $28.0 million in Q2, equated to 28% of operating revenue • Wealth Management revenue down 12% linked quarter based on market volatility and seasonality in farm management • Mortgage revenue of $2.7 million in Q2 increased compared to $1.4 million Q1. The increase in Q2 was due to higher mortgage production and stronger gain on sale margin • Fees for customer services were $7.0 million in Q2, a decrease from $8.4 million in Q1 resulting from Financial Relief Program and changing customer behaviors from COVID - 19 • Personal and business overdraft fees were the most impacted decreasing $1.6 million in Q2 compared to Q1 • Adjusted non - interest expense of $50.1 million equates to 50.5% adjusted efficiency ratio (1) • Adjusted excludes intangible amortization ($2.5 million) and one - time acquisitions and restructuring related items ($0.5 million) (1) • Expenses impacted by $0.6 million increase to reserve for unfunded commitments under CECL • Deferred PPP loan origination cost reduced quarterly non - interest expense by $4.9 million • On track to deliver above the upper - end of $5 - 10 million expense reduction range communicated following 1Q20 • Core, adjusted pre - tax, pre - provision income of $46.4 million (~1.80% PTPP ROAA) (1) • Core net income of $26.2 million or $0.48 per share (1) • 1.02% Core ROAA and 12.2% Core ROATCE (1) • 2Q20 results impacted significantly by CECL amidst COVID - 19 - Provision and unfunded commitment expense in excess of NCOs; $12.2 million - ~$0.18 per share, after - tax Earnings Non Interest Income Net Interest Income Quarterly Earnings Review (1) Non - GAAP calculation

26 26 Core Earnings Power Core Net Income & Earnings Per Share (1) Core ROAA & ROATCE (1) Core Pre - Provision Net Revenue / Avg. Assets (1) Net Interest Margin (1) Non - GAAP calculation, see Appendix 14.5% 14.5% 14.9% 7.4% 12.2% 1.24% 1.25% 1.30% 0.64% 1.02% 2019 Q2 2019 Q3 2019 Q4 2020 Q1 2020 Q2 Core ROATCE Core ROAA ($ in millions) $29,498 $30,535 $31,782 $15,479 $26,191 $0.53 $0.55 $0.57 $0.28 $0.48 2019 Q2 2019 Q3 2019 Q4 2020 Q1 2020 Q2 Core Net Income Earnings Per Share $ in thousands ($ in millions) $42,823 $43,600 $41,131 $38,211 $46,448 1.80% 1.79% 1.68% 1.59% 1.80% 2019 Q2 2019 Q3 2019 Q4 2020 Q1 2020 Q2 Core PTPP Core PTPP / Avg Assets $ in thousands

27 27 Net Interest Margin • Net impact of PPP loans and corresponding excess liquidity drove down NIM 9 bps during the quarter • Subordinated debt issuance of $125mm on June 1, 2020 impacted quarterly NIM by 4 bps Historical Key Rates 5.50% 5.50% 5.00% 4.75% 3.25% 3.25% 2.47% 2.39% 2.02% 1.76% 0.99% 0.17% 2.41% 2.00% 1.68% 1.92% 0.70% 0.67% 3/31/19 6/30/19 9/30/19 12/31/19 3/31/20 6/30/20 Prime 1m LIBOR 10-Yr Treasury ($ in millions) Net Interest Income & Net Interest Margin 3.5 3.0 3.0 2.8 2.5 74.2 74.3 72.7 70.2 71.5 3.43% 3.35% 3.27% 3.20% 3.03% 2019 Q2 2019 Q3 2019 Q4 2020 Q1 2020 Q2 TE Net Interest Income Accretion TE NIM * Earning Assets and Cost of Liabilities (ex-PPP) and Sub-debt issuance Net Interest Margin Components (ex-PPP) & Sub-debt 3.03% - 0.04% - 0.09% - 0.46% 3.63% -1.00% 0.00% 1.00% 2.00% 3.00% 4.00% Net Interest Margin Sub Debt PPP & Excess Liquidity Cost of Liabilities * Earning Assets * Dilutiv e effect of PPP loan funding & deposit retention Dilutive effect of June 1

28 28 Overview ▪ Anchored by wealth management and payment processing, fee income represented approximately 29% of total income over the last 12 months ▪ Strong source of revenue synergies as the Company’s balance sheet continues to grow both organically as well as through M&A ▪ New Markets Tax Credit (NMTC) charge in 1Q20 reduced other non - interest income by $1.2 million (offset through lower taxes) Diversified and Significant Sources of Fee Income $ in thousands 2020 Q2 Wealth Management Fees $10,193 Fees for Customer Services $7,025 Remittance Processing $3,718 Mortgage Revenue $2,705 Income on Bank Owned Life Insurance $2,282 Net Security Gains $315 Other Non-Interest Income $1,726 Total Non-Interest Income $27,964 Non-Interest Income Details Sources of Non-Interest Income Wealth Management Fees 37% Fees for Customer Services 25% Remittance Processing 13% Mortgage Revenue 10% Income on Bank Owned Life Insurance 8% Net Security Gains 1% Other Non - Interest Income 6% Other 15% Non-Interest Income / Total Income $27.9 $30.9 $31.6 $27.5 $28.0 $101.3 $104.4 $103.6 $97.0 $98.8 28% 30% 31% 28% 28% 2019 Q2 2019 Q3 2019 Q4 2020 Q1 2020 Q2 Non-Interest Income Net Interest Income Non-Int Inc / Total Income $ in millions

29 29 Resilient Wealth Management Platform Overview ▪ Provides a full range of asset management, investment and fiduciary services to individuals, businesses and foundations, tax preparation, philanthropic advisory services and farm and brokerage services Q2 2020 Summary ▪ New account activity strengthened during 2Q20 establishing 213 new investment relationships, representing approximately $52 million in new Assets Under Care ▪ 90 - day new asset pipeline remains strong and has grown since end of 1Q20 ▪ YTD Pre - tax profit margin of 39.9% in the Wealth Management segment ▪ Expanded Busey Wealth Management webinar series to address topics including Navigating the CARES Act, Charitable Giving, Mitigating Risk in the Equity and Fixed Income Markets, and Planning Strategies for Women ($ in millions) Wealth - Assets Under Care $8,967 $9,409 $9,696 $8,925 $9,021 2019 Q2 2019 Q3 2019 Q4 2020 Q1 2020 Q2 $ in millions ($ in millions) Wealth - Revenue & Pre-tax Income $9,594 $8,994 $11,354 $11,709 $10,310 $3,845 $2,951 $4,176 $4,735 $4,056 40.1% 32.8% 36.8% 40.4% 39.3% 2019 Q2 2019 Q3 2019 Q4 2020 Q1 2020 Q2 Revenue Pre-Tax Net Income Pre-Tax Profit Margin $ in thousands

Focused Control on Expenses

Non-Interest Expense



$68,020
$2,412
$7,293
$58,315
$68,121
$2,360
$7,670
$58,091
$65,490
$2,681
$3,652
$59,157
$60,514
$2,557
$145
$1,017
$56,795
$53,068
$2,519
$487
$567
$49,495
2019 Q2
2019 Q3
2019 Q4
2020 Q1
2020 Q2
Core Adj Exp
Unfunded Provision
One-time Non-Recurring
Intangible Amortization
Non-Int Exp

Efficiency Ratio [1]



63.6%
56.6%
62.7%
55.4%
60.5%
57.0%
59.7%
59.5%
58.5%
51.0%
50.5%
49.9%
2019 Q2
2019 Q3
2019 Q4
2020 Q1
2020 Q2
Reported Eff Ratio
Core Eff Ratio
Core Eff Ratio (ex CECL)

(1) Non-GAAP calculation, see Appendix

Overview

- The Company continues to manage its efficiency ratio by limiting nominal costs, as well as leveraging efficiencies throughout its branch network as a result of its successful M&A strategy and strong top-line growth

Q2 2020 Summary

- Core adjusted expenses of $49.5 million in 2Q20 excluding amortization, acquisition / restructuring related charges and CECL (unfunded reserve)
- Deferred PPP loan origination cost reduced quarterly non-interest expense by $4.9 million
- On track to deliver above the upper-end of $5-10 million expense reduction range communicated following 1Q20
- Announced in July consolidation of 12 branches to ensure a balance between Busey's physical network and robust digital banking services
- $3.3 million expected annualized cost savings resulting from branch consolidations
  - These savings are incremental to previously announced expense reductions

30

31 31 APPENDIX 31

Use of Non-GAAP Financial Measures

($ in thousands)

	Three Months Ended				
	June 30, 2020	March 31, 2019	December 31, 2019	September 30, 2019	June 30, 2019
Net interest income	$ 70,813	$ 69,433	$ 71,936	$ 73,476	$ 73,428
Non-interest income	27,964	27,517	31,638	30,936	27,896
Less net losses/gains on sales of securities and unrealized losses/gains recognized on equity securities	(315)	(587)	(605)	(361)	1,026
Non-interest expense	(53,068)	(60,514)	(65,490)	(68,121)	(68,020)
Pre-provision net revenue	$ 45,394	$ 35,849	$ 37,479	$ 35,930	$ 34,330
Acquisition and other restructuring expenses	487	145	3,652	7,670	7,293
Provision for unfunded commitments	567	1,017	—	—	—
New Market Tax Credit amortization	—	1,200	—	—	1,200
Adjusted: pre-provision net revenue	$ 46,448	$ 38,211	$ 41,131	$ 43,600	$ 42,823
Average total assets	$ 10,374,820	$ 9,688,177	$ 9,713,858	$ 9,659,769	$ 9,522,678
Reported: Pre-provision net revenue to average assets[(1)]	1.76 %	1.49 %	1.53 %	1.48 %	1.45 %
Adjusted: Pre-provision net revenue to average assets[(1)]	1.80 %	1.59 %	1.68 %	1.79 %	1.80 %

	Three Months Ended				
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Net income	$ 25,806	$ 15,364	$ 28,571	$ 24,828	$ 24,085
Acquisition expenses					
Salaries, wages, and employee benefits	—	—	367	3,673	43
Data processing	—	—	1,017	172	327
Lease or fixed asset impairment	—	—	165	—	415
Other (includes professional and legal)	141	145	879	3,100	3,293
Other restructuring costs					
Salaries, wages, and employee benefits	346	—	38	182	275
Data processing	—	—	351	84	292
Fixed asset impairment	—	—	1,861	—	
Other (includes professional and legal)	—	—	796	459	826
MSR valuation impairment	—	—	(1,822)	—	1,822
Related tax benefit	(102)	(30)	(441)	(1,963)	(1,880)
Adjusted net income	$ 26,191	$ 15,479	$ 31,782	$ 30,535	$ 29,498
Dilutive average common shares outstanding	54,705,273	54,913,329	55,363,258	55,646,104	55,941,117
Reported: Diluted earnings per share	$ 0.47	$ 0.28	$ 0.52	$ 0.45	$ 0.43
Adjusted: Diluted earnings per share	0.48	0.28	0.57	0.55	0.53
Average total assets	$ 10,374,820	$ 9,688,177	$ 9,713,858	$ 9,659,769	$ 9,522,678
Reported: Return on average assets[(1)]	1.00 %	0.64 %	1.17 %	1.02 %	1.01 %
Adjusted: Return on average assets[(1)]	1.02 %	0.64 %	1.30 %	1.25 %	1.24 %

(1) Annualized measure

32

Use of Non-GAAP Financial Measures

($ in thousands)

	Three Months Ended				
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Reported: Net Interest income	$ 70,813	$ 69,433	$ 71,936	$ 73,476	$ 73,428
Tax-equivalent adjustment	717	730	781	778	777
Tax-equivalent interest income	$ 71,530	$ 70,163	$ 72,717	$ 74,254	$ 74,205
Reported: Non-interest income	27,964	27,517	31,638	30,936	27,896
Less net losses/gains on sales of securities and unrealized losses/gains recognized on equity securities	(315)	(587)	(605)	(361)	1,026
Adjusted: Non-interest income	$ 27,649	$ 26,930	$ 31,033	$ 30,575	$ 28,922
Reported: Non-interest expense	53,068	60,514	65,490	68,121	68,020
Amortization of intangible assets	(2,519)	(2,557)	(2,681)	(2,360)	(2,412)
Non-operating adjustments:					
Salaries, wages, and employee benefits	(346)	—	(405)	(3,855)	(318)
Data processing	—	—	(1,368)	(256)	(619)
Other	(141)	(145)	(1,879)	(3,559)	(6,356)
Adjusted: Non-interest expense	$ 50,062	$ 57,812	$ 59,157	$ 58,091	$ 58,315
Reported: Efficiency ratio	50.97 %	59.69 %	60.54 %	62.73 %	63.62 %
Adjusted: Efficiency ratio	50.48 %	59.54 %	57.02 %	55.42 %	56.55 %

	As of and for the Three Months Ended				
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Total Assets	$ 10,835,965	$ 9,721,405	$ 9,695,729	$ 9,753,760	$ 9,612,667
Goodwill and other intangible assets, net	(368,053)	(370,572)	(373,129)	(381,323)	(375,327)
Tax effect of other intangible assets, net	15,825	16,530	17,247	16,415	17,075
Tangible assets	$ 10,483,737	$ 9,367,363	$ 9,339,847	$ 9,388,852	$ 9,254,415
Total stockholders' equity	1,236,084	1,217,585	1,220,434	1,215,981	1,203,608
Goodwill and other intangible assets, net	(368,053)	(370,572)	(373,129)	(381,323)	(375,327)
Tax effect of other intangible assets, net	15,825	16,530	17,247	16,415	17,075
Tangible common equity	$ 883,856	$ 863,543	$ 864,552	$ 851,073	$ 845,356
Ending number of common shares outstanding	54,516,000	54,401,208	54,788,772	55,197,277	55,386,636
Tangible common equity to tangible assets[1]	8.43 %	9.22 %	9.26 %	9.06 %	9.13 %
Tangible book value per share	$ 15.92	$ 15.57	$ 15.46	$ 15.12	$ 14.95
Average stockholders' common equity	$ 1,233,270	$ 1,218,160	$ 1,224,447	$ 1,212,833	$ 1,195,802
Average goodwill and other intangible assets, net	(369,699)	(372,240)	(379,268)	(377,601)	(376,851)
Average tangible stockholders' common equity	$ 863,571	$ 845,920	$ 845,179	$ 835,232	$ 818,951
Reported: Return on average tangible common equity[2]	12.02 %	7.30 %	13.41 %	11.79 %	11.80 %
Adjusted: Return on average tangible common equity[2][3]	12.20 %	7.36 %	14.92 %	14.50 %	14.45 %

(1) Tax-effected measure
(2) Annualized measure
(3) Calculated using adjusted net income

33